Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

APRIL 25, 2017

Equity Residential Reports First Quarter 2017 Results

Chicago, IL – April 25, 2017 - Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2017.  All per share results are reported as available to common shares/units on a diluted basis.

“Rental demand remains very strong across the nation’s coastal, gateway cities but new apartment supply continues to pressure new lease rates,” said David J. Neithercut, Equity Residential’s President and CEO. “Nevertheless, we achieved renewal rates of 4.3% in the first quarter and, as we approach our primary leasing season with occupancy of 96%, we are well positioned to meet our operating goals for the year.”

First Quarter 2017

Earnings per Share (EPS) for the first quarter of 2017 was $0.39 compared to $9.76 in the first quarter of 2016.  The difference is due primarily to $9.64 per share in higher property sale gains as a result of the Company’s significant property sales activity in 2016, the various adjustment items listed on page 22 of this release and the items described below.

FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), was $0.76 per share for the first quarter of 2017 compared to $0.47 per share in the first quarter of 2016.  The difference is due primarily to the various adjustment items listed on page 22 of this release and the items described below.

Normalized FFO for the first quarter of 2017 was $0.74 per share compared to $0.76 per share in the first quarter of 2016.  The following items impacted Normalized FFO per share in the quarter:

•	A positive impact of approximately $0.02 per share from increased same store net operating income (NOI);

•	A positive impact of approximately $0.03 per share from Lease-Up NOI;

•	A positive impact of approximately $0.01 per share from lower corporate overhead (property management and general and administrative expenses); and

•	A negative impact of approximately $0.08 per share of lower NOI primarily as a result of the Company’s 2016 disposition activity.

Reconciliations and definitions of FFO and Normalized FFO are provided on pages 5, 25 and 26 of this release and the Company has included guidance for Normalized FFO on page 23 and FFO and EPS on page 26 of this release.

Same Store Results

On a same store first quarter to first quarter comparison, which includes 71,000 apartment units, revenues increased 2.6%, expenses increased 3.9% and NOI increased 2.1%. Average Rental Rate increased 2.6% and occupancy was flat at 95.9%.

Investment Activity

The Company sold one consolidated apartment property, consisting of 304 apartment units, for a sale price of $47.6 million at a Disposition Yield of 6.7% and generating an Unlevered IRR of 17.1%. The Company also sold one land parcel located in New York City for a sale price of approximately $33.5 million. The Company did not acquire any properties during the first quarter of 2017.

Also during the quarter, the Company stabilized its 453 unit Potrero 1010 development in San Francisco at a Development Yield of 5.9%.

Second Quarter 2017 Guidance

The Company has established an EPS guidance range of $0.51 to $0.55 for the second quarter of 2017. The difference between the Company’s first quarter 2017 EPS of $0.39 and the midpoint of the second quarter 2017 guidance range of $0.53 is due primarily to higher expected gains on property sales and the items described below.

The Company has established an FFO guidance range of $0.75 to $0.79 per share for the second quarter of 2017.  The difference between the Company’s first quarter 2017 FFO of $0.76 per share and the midpoint of the second quarter 2017 guidance range of $0.77 per share is due primarily to lower expected debt extinguishment costs, lower expected gains on land parcel sales and the items described below.

The Company has established a Normalized FFO guidance range of $0.75 to $0.79 per share for the second quarter of 2017.  The difference between the Company’s first quarter 2017 Normalized FFO of $0.74 per share and the midpoint of the second quarter 2017 guidance range of $0.77 per share is due primarily to:

•	A positive impact of approximately $0.02 per share from increased same store NOI;

•	A positive impact of approximately $0.01 per share from Lease-Up NOI;

•	A positive impact of approximately $0.01 per share from lower total interest expense; and

•	A negative impact of approximately $0.01 per share of lower NOI primarily as a result of the Company’s disposition activity.

Glossary of Terms and Definitions

To improve comparability and enhance disclosure, the Company has a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 24 through 27 of this release.

Second Quarter 2017 Earnings and Conference Call

Equity Residential expects to announce second quarter 2017 results on Tuesday, July 25, 2017 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, July 26, 2017.

About Equity Residential

Equity Residential is an S&P 500 company focused on the acquisition, development and management of rental apartment properties in urban and high-density suburban coastal gateway markets where today’s renters want to live, work and play.  Equity Residential owns or has investments in 302 properties consisting of 77,498 apartment units, primarily located in Boston, New York, Washington, D.C., Seattle, San Francisco and

Southern California.  For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the Company’s conference call discussing these results will take place tomorrow, Wednesday, April 26, at 10:00 a.m. Central.  Please visit the Investor section of the Company’s web site at www.equityapartments.com for the link.  A replay of the web cast will be available for two weeks at this site.

Equity Residential

Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Quarter Ended March 31,
	2017	2016
REVENUES
Rental income	$603,920	$616,165
Fee and asset management	180	2,918
Total revenues	604,100	619,083

EXPENSES
Property and maintenance	102,608	109,165
Real estate taxes and insurance	81,728	80,196
Property management	22,252	23,495
General and administrative	14,173	16,717
Depreciation	178,968	172,885
Total expenses	399,729	402,458

Operating income	204,371	216,625

Interest and other income	601	3,058
Other expenses	(1,090)	(2,556)
Interest:
Expense incurred, net	(106,210)	(213,492)
Amortization of deferred financing costs	(2,296)	(5,394)
Income (loss) before income and other taxes, (loss) from investments in unconsolidated entities, net gain on sales of real estate properties and land parcels and discontinued operations	95,376	(1,759)
Income and other tax (expense) benefit	(262)	(350)
(Loss) from investments in unconsolidated entities	(1,073)	(1,104)
Net gain on sales of real estate properties	36,707	3,723,479
Net gain on sales of land parcels	19,193	11,722
Income from continuing operations	149,941	3,731,988
Discontinued operations, net	—	(157)
Net income	149,941	3,731,831
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(5,411)	(143,309)
Partially Owned Properties	(788)	(764)
Net income attributable to controlling interests	143,742	3,587,758
Preferred distributions	(773)	(773)
Net income available to Common Shares	$142,969	$3,586,985

Earnings per share – basic:
Income from continuing operations available to Common Shares	$0.39	$9.84
Net income available to Common Shares	$0.39	$9.84
Weighted average Common Shares outstanding	366,605	364,592

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$0.39	$9.76
Net income available to Common Shares	$0.39	$9.76
Weighted average Common Shares outstanding	382,280	382,243

Distributions declared per Common Share outstanding	$0.50375	$8.50375

Equity Residential

Consolidated Statements of Funds From Operations and Normalized Funds From Operations

(Amounts in thousands except per share data)

(Unaudited)

	Quarter Ended March 31,
	2017	2016
Net income	$149,941	$3,731,831
Net (income) attributable to Noncontrolling Interests – Partially Owned Properties	(788)	(764)
Preferred distributions	(773)	(773)
Net income available to Common Shares and Units	148,380	3,730,294

Adjustments:
Depreciation	178,968	172,885
Depreciation – Non-real estate additions	(1,298)	(1,408)
Depreciation – Partially Owned Properties	(832)	(994)
Depreciation – Unconsolidated Properties	1,142	1,233
Net (gain) on sales of unconsolidated entities - operating assets	(68)	—
Net (gain) on sales of real estate properties	(36,707)	(3,723,479)
Discontinued operations:
Net (gain) on sales of discontinued operations	—	(15)
FFO available to Common Shares and Units	289,585	178,516

Adjustments (see page 22 for additional detail):
Asset impairment and valuation allowances	—	—
Write-off of pursuit costs	715	1,448
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	12,304	120,097
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(18,892)	(11,977)
Other miscellaneous items	9	1,397
Normalized FFO available to Common Shares and Units	$283,721	$289,481

FFO	$290,358	$179,289
Preferred distributions	(773)	(773)
FFO available to Common Shares and Units	$289,585	$178,516
FFO per share and Unit - basic	$0.76	$0.47
FFO per share and Unit - diluted	$0.76	$0.47

Normalized FFO	$284,494	$290,254
Preferred distributions	(773)	(773)
Normalized FFO available to Common Shares and Units	$283,721	$289,481
Normalized FFO per share and Unit - basic	$0.75	$0.77
Normalized FFO per share and Unit - diluted	$0.74	$0.76

Weighted average Common Shares and Units outstanding - basic	379,504	378,289
Weighted average Common Shares and Units outstanding - diluted	382,280	382,243

Note: See page 22 for additional detail regarding the adjustments from FFO to Normalized FFO. See pages 24 through 27 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

Equity Residential

Consolidated Balance Sheets

(Amounts in thousands except for share amounts)

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Investment in real estate
Land	$5,902,186	$5,899,862
Depreciable property	18,798,554	18,730,579
Projects under development	666,228	637,168
Land held for development	109,136	118,816
Investment in real estate	25,476,104	25,386,425
Accumulated depreciation	(5,526,586)	(5,360,389)
Investment in real estate, net	19,949,518	20,026,036
Cash and cash equivalents	42,139	77,207
Investments in unconsolidated entities	59,483	60,141
Deposits – restricted	76,053	76,946
Escrow deposits – mortgage	68,031	64,935
Other assets	413,114	398,883
Total assets	$20,608,338	$20,704,148

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,766,762	$4,119,181
Notes, net	4,848,477	4,848,079
Line of credit and commercial paper	314,686	19,998
Accounts payable and accrued expenses	165,640	147,482
Accrued interest payable	74,383	60,946
Other liabilities	308,466	350,466
Security deposits	63,124	62,624
Distributions payable	191,641	192,296
Total liabilities	9,733,179	9,801,072

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	359,733	442,092
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of March 31, 2017 and December 31, 2016	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 367,137,757 shares issued and outstanding as of March 31, 2017 and 365,870,924 shares issued and outstanding as of December 31, 2016	3,671	3,659
Paid in capital	8,846,997	8,758,422
Retained earnings	1,501,654	1,543,626
Accumulated other comprehensive (loss)	(109,326)	(113,909)
Total shareholders’ equity	10,280,276	10,229,078
Noncontrolling Interests:
Operating Partnership	228,762	221,297
Partially Owned Properties	6,388	10,609
Total Noncontrolling Interests	235,150	231,906
Total equity	10,515,426	10,460,984
Total liabilities and equity	$20,608,338	$20,704,148

Equity Residential Portfolio Summary As of March 31, 2017

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI	Rate

Los Angeles	70	15,857	18.3%	$2,396
Orange County	13	4,028	4.3%	2,068
San Diego	13	3,505	3.9%	2,220
Subtotal – Southern California	96	23,390	26.5%	2,310

San Francisco	54	12,959	19.6%	3,047
New York	40	10,632	17.9%	3,734
Washington DC	47	15,637	17.6%	2,343
Boston	25	6,703	10.4%	2,850
Seattle	37	7,096	8.0%	2,172
Other Markets	1	136	—%	1,141
Total	300	76,553	100.0%	2,675

Unconsolidated Properties	2	945	—	—

Grand Total	302	77,498	100.0%	$2,675

Note:  Projects under development are not included in the Portfolio Summary until construction has been completed.

1st Quarter 2017 Earnings Release	7

Equity Residential

Portfolio as of March 31, 2017

	Properties	Apartment Units

Wholly Owned Properties	280	72,485
Master-Leased Properties - Consolidated	3	853
Partially Owned Properties - Consolidated	17	3,215
Partially Owned Properties - Unconsolidated	2	945

	302	77,498

Portfolio Rollforward Q1 2017

($ in thousands)

		Properties	Apartment Units	Sales Price	Disposition Yield
	12/31/2016	302	77,458

Dispositions:
Consolidated:
Rental Properties		(1)	(304)	$(47,600)	(6.7%)
Land Parcels		—	—	$(33,450)
Completed Developments - Consolidated		1	344

	3/31/2017	302	77,498

1st Quarter 2017 Earnings Release	8

Equity Residential

First Quarter 2017 vs. First Quarter 2016

Same Store Results/Statistics for 71,000 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q1 2017	$560,236	$167,316	$392,920	$2,633	95.9%	10.4%
Q1 2016	$545,846	$161,004	$384,842	$2,566	95.9%	10.9%

Change	$14,390	$6,312	$8,078	$67	—	(0.5)%

Change	2.6%	3.9%	2.1%	2.6%

First Quarter 2017 vs. Fourth Quarter 2016

Same Store Results/Statistics for 73,412 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q1 2017	$583,583	$175,798	$407,785	$2,655	95.8%	10.5%
Q4 2016	$583,240	$166,619	$416,621	$2,650	95.9%	11.2%

Change	$343	$9,179	$(8,836)	$5	(0.1%)	(0.7%)

Change	0.1%	5.5%	(2.1)%	0.2%

Note:  Same store revenues for all leases are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.  See page 26 for reconciliations from operating income.

1st Quarter 2017 Earnings Release	9

Equity Residential First Quarter 2017 vs. First Quarter 2016 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
Markets/Metro Areas	Apartment Units	Q1 2017 % of Actual NOI	Q1 2017 Average Rental Rate	Q1 2017 Weighted Average Physical Occupancy %	Q1 2017 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	14,038	17.5%	$2,380	95.8%	11.7%	3.8%	5.0%	3.3%	4.3%	(0.3%)	0.0%
San Diego	3,505	4.2%	2,220	96.0%	14.6%	5.1%	3.9%	5.5%	4.8%	0.2%	0.6%
Orange County	3,684	4.1%	2,033	96.1%	10.5%	5.5%	6.4%	5.2%	5.0%	0.4%	(0.1%)
Subtotal – Southern California	21,227	25.8%	2,293	95.9%	11.9%	4.3%	5.0%	4.0%	4.4%	0.0%	0.0%

Washington DC	15,475	18.9%	2,343	95.9%	9.2%	2.1%	2.8%	1.8%	1.9%	0.1%	(0.3%)
New York	10,007	18.1%	3,668	95.9%	8.7%	0.3%	5.7%	(2.7%)	0.3%	(0.3%)	0.0%
San Francisco	11,019	18.1%	2,916	96.0%	10.7%	2.9%	1.5%	3.4%	3.2%	(0.4%)	(1.4%)
Boston	6,609	11.0%	2,850	95.9%	8.7%	1.4%	0.9%	1.6%	1.3%	1.1%	(2.6%)
Seattle	6,527	8.0%	2,175	95.9%	12.6%	6.4%	5.9%	6.7%	5.7%	0.5%	0.3%
Other Markets	136	0.1%	1,141	99.3%	5.1%	6.3%	29.5%	(6.1%)	5.9%	0.4%	(3.7%)

Total	71,000	100.0%	$2,633	95.9%	10.4%	2.6%	3.9%	2.1%	2.6%	0.0%	(0.5%)

1st Quarter 2017 Earnings Release	10

Equity Residential First Quarter 2017 vs. Fourth Quarter 2016 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
Markets/Metro Areas	Apartment Units	Q1 2017 % of Actual NOI	Q1 2017 Average Rental Rate	Q1 2017 Weighted Average Physical Occupancy %	Q1 2017 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	14,430	17.3%	$2,379	95.7%	11.8%	0.2%	3.7%	(1.2%)	0.6%	(0.2%)	(1.7%)
San Diego	3,505	4.0%	2,220	96.0%	14.6%	1.0%	5.1%	(0.4%)	1.1%	0.0%	0.3%
Orange County	3,684	4.0%	2,033	96.1%	10.5%	0.3%	7.9%	(2.0%)	0.4%	(0.1%)	(1.2%)
Subtotal – Southern California	21,619	25.3%	2,294	95.9%	12.0%	0.4%	4.5%	(1.2%)	0.7%	(0.1%)	(1.3%)

San Francisco	11,846	18.9%	2,954	95.7%	11.1%	0.0%	4.0%	(1.2%)	0.3%	(0.3%)	(0.1%)
New York	10,632	18.6%	3,734	95.9%	8.6%	0.0%	7.9%	(4.4%)	0.0%	(0.2%)	0.1%
Washington DC	15,475	18.2%	2,343	95.9%	9.2%	0.0%	4.4%	(1.8%)	0.1%	(0.1%)	(1.1%)
Boston	6,609	10.6%	2,850	95.9%	8.7%	(0.8%)	3.0%	(2.2%)	(0.8%)	0.2%	(1.5%)
Seattle	7,095	8.3%	2,172	95.8%	12.8%	0.8%	8.9%	(2.0%)	0.8%	0.2%	1.1%
Other Markets	136	0.1%	1,141	99.3%	5.1%	1.8%	41.0%	(15.4%)	(0.4%)	2.4%	(9.6%)

Total	73,412	100.0%	$2,655	95.8%	10.5%	0.1%	5.5%	(2.1%)	0.2%	(0.1%)	(0.7%)

1st Quarter 2017 Earnings Release	11

Equity Residential

First Quarter 2017 vs. First Quarter 2016

Same Store Operating Expenses for 71,000 Same Store Apartment Units

$ in thousands

	Actual Q1 2017	Actual Q1 2016	$ Change	% Change	% of Actual Q1 2017 Operating Expenses

Real estate taxes	$70,364	$67,553	$2,811	4.2%	42.1%
On-site payroll (1)	37,406	35,774	1,632	4.6%	22.4%
Utilities (2)	23,728	23,312	416	1.8%	14.2%
Repairs and maintenance (3)	20,324	19,042	1,282	6.7%	12.1%
Insurance	4,202	4,370	(168)	(3.8%)	2.5%
Leasing and advertising	2,407	2,150	257	12.0%	1.4%
Other on-site operating expenses (4)	8,885	8,803	82	0.9%	5.3%

Same store operating expenses	$167,316	$161,004	$6,312	3.9%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.
(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.
(3)

Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(4)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

1st Quarter 2017 Earnings Release	12

Equity Residential

Debt Summary as of March 31, 2017

($ in thousands)

	Amounts (1)	% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured	$3,766,762	42.2%	4.43%	5.9
Unsecured	5,163,163	57.8%	4.37%	9.2

Total	$8,929,925	100.0%	4.40%	7.8
Fixed Rate Debt:
Secured – Conventional	$3,130,010	35.0%	5.02%	4.7
Unsecured – Public	4,399,172	49.3%	4.80%	10.6

Fixed Rate Debt	7,529,182	84.3%	4.89%	8.1

Floating Rate Debt:
Secured – Conventional	7,044	0.1%	0.75%	16.6
Secured – Tax Exempt	629,708	7.1%	1.33%	11.5
Unsecured – Public (2)	449,305	5.0%	1.62%	2.2
Unsecured – Revolving Credit Facility (3)	—	—	—	4.8
Unsecured – Commercial Paper Program (4)	314,686	3.5%	1.09%	—

Floating Rate Debt	1,400,743	15.7%	1.39%	6.2

Total	$8,929,925	100.0%	4.40%	7.8

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2017.
(2)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3)

The Company’s $2.0 billion unsecured revolving credit facility matures January 10, 2022.  The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 0.825%) and an annual facility fee (currently 12.5 basis points).  Both the spread and the facility fee are dependent on the credit rating of the Company’s long-term debt.  As of March 31, 2017, there was approximately $1.66 billion available on the Company’s unsecured revolving credit facility (net of $20.7 million which was restricted/dedicated to support letters of credit and net of $315.0 million outstanding on the commercial paper program).

(4)

The Company may borrow up to a maximum of $500.0 million on the commercial paper program subject to market conditions.  The notes bear interest at various floating rates with a weighted average of 1.09% for the quarter ended March 31, 2017 and a weighted average maturity of 26 days as of March 31, 2017.

Note: The Company capitalized interest of approximately $8.2 million and $14.2 million during the quarters ended March 31, 2017 and 2016, respectively.

1st Quarter 2017 Earnings Release	13

Equity Residential

Debt Maturity Schedule as of March 31, 2017

($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total	% of Total	Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

2017	$593,622		$318,300	(2)	$911,922	10.1%	6.20%	4.49%
2018	83,056		100,735		183,791	2.0%	5.58%	3.33%
2019	507,071	(3)	477,251		984,322	10.9%	5.17%	3.42%
2020	1,678,950	(4)	10,500		1,689,450	18.7%	5.49%	5.46%
2021	927,882		12,600		940,482	10.4%	4.64%	4.59%
2022	265,737		13,800		279,537	3.1%	3.26%	3.15%
2023	1,327,218		15,300		1,342,518	14.9%	3.74%	3.71%
2024	1,711		17,100		18,811	0.2%	4.89%	1.25%
2025	451,797		19,600		471,397	5.2%	3.38%	3.28%
2026	593,912		21,700		615,612	6.8%	3.59%	3.49%
2027+	1,141,276		457,665		1,598,941	17.7%	4.52%	3.48%
Subtotal	7,572,232		1,464,551		9,036,783	100.0%	4.59%	4.07%
Deferred Financing Costs and Unamortized (Discount)	(43,050)		(63,808)		(106,858)	N/A	N/A	N/A

Total	$7,529,182		$1,400,743		$8,929,925	100.0%	4.59%	4.07%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2017.
(2)	Includes $315.0 million in principal outstanding on the Company's commercial paper program. The Company may borrow up to a maximum of $500.0 million on the program subject to market conditions.
(3)	Includes a $500.0 million 5.19% mortgage loan with a maturity date of October 1, 2019 that can be prepaid at par beginning October 1, 2018.
(4)

Includes a $550.0 million 6.08% mortgage loan with a maturity date of March 1, 2020 that can be prepaid at par beginning March 1, 2019.  Also includes a $500.0 million 5.78% mortgage loan with a maturity date of July 1, 2020 that can be prepaid at par beginning July 1, 2019.

1st Quarter 2017 Earnings Release	14

Equity Residential

Selected Unsecured Public Debt Covenants

	March 31, 2017	December 31, 2016
Total Debt to Adjusted Total Assets (not to exceed 60%)	35.1%	35.4%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	14.8%	16.2%

Consolidated Income Available for Debt Service to Maximum Annual Service Charges (must be at least 1.5 to 1)	3.96	3.73

Total Unsecured Assets to Unsecured Debt (must be at least 150%)	377.6%	390.8%

Note: These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt, which represent the Company's most restrictive covenants.  Equity Residential is the general partner of ERPOP.

Selected Credit Ratios

	March 31, 2017	December 31, 2016
Total debt to Normalized EBITDA	5.73x	5.74x

Net debt to Normalized EBITDA	5.66x	5.65x

Unencumbered NOI as a % of total NOI	72.8%	71.1%

Note: See page 21 for the Normalized EBITDA reconciliations.

1st Quarter 2017 Earnings Release	15

Equity Residential

Capital Structure as of March 31, 2017

(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$3,766,762	42.2%
Unsecured Debt			5,163,163	57.8%

Total Debt			8,929,925	100.0%	27.3%

Common Shares (includes Restricted Shares)	367,137,757	96.4%
Units (includes OP Units and Restricted Units)	13,827,472	3.6%

Total Shares and Units	380,965,229	100.0%
Common Share Price at March 31, 2017	$62.22
			23,703,657	99.8%
Perpetual Preferred Equity (see below)			37,280	0.2%

Total Equity			23,740,937	100.0%	72.7%

Total Market Capitalization			$32,670,862		100.0%

Perpetual Preferred Equity as of March 31, 2017

(Amounts in thousands except for share and per share amounts)

Series	Redemption Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

Total Perpetual Preferred Equity		745,600	$37,280		$3,091

1st Quarter 2017 Earnings Release	16

Equity Residential Common Share and Unit Weighted Average Amounts Outstanding

	Q1 2017	Q1 2016

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	366,605,450	364,592,279
Shares issuable from assumed conversion/vesting of:
- OP Units	12,898,618	13,696,822
- long-term compensation shares/units	2,775,943	3,953,965

Total Common Shares and Units - diluted	382,280,011	382,243,066

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	366,605,450	364,592,279
OP Units - basic	12,898,618	13,696,822

Total Common Shares and OP Units - basic	379,504,068	378,289,101
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,775,943	3,953,965

Total Common Shares and Units - diluted	382,280,011	382,243,066

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	367,137,757	365,496,019
Units (includes OP Units and Restricted Units)	13,827,472	14,703,617

Total Shares and Units	380,965,229	380,199,636

1st Quarter 2017 Earnings Release	17

Equity Residential Partially Owned Entities as of March 31, 2017 (Amounts in thousands except for property and apartment unit amounts)

	Consolidated	Unconsolidated

Total properties	17	2

Total apartment units	3,215	945

Operating information for the quarter ended 3/31/17 (at 100%):
Operating revenue	$23,028	$7,987
Operating expenses	5,676	2,941

Net operating income	17,352	5,046
Property management	813	213
General and administrative/other	16	25
Depreciation	5,201	4,020

Operating income	11,322	788
Interest and other income	13	—
Interest:
Expense incurred, net	(3,312)	(2,072)
Amortization of deferred financing costs	(68)	—

Income (loss) before income and other taxes and (loss) from investments in unconsolidated entities	7,955	(1,284)
Income and other tax (expense) benefit	(34)	(12)
(Loss) from investments in unconsolidated entities	(411)	—
Net income (loss)	$7,510	$(1,296)

Debt - Secured (1):
EQR Ownership (2)	$236,590	$29,085
Noncontrolling Ownership	64,829	116,339

Total (at 100%)	$301,419	$145,424

(1)	All debt is non-recourse to the Company.
(2)	Represents the Company's current equity ownership interest.

1st Quarter 2017 Earnings Release	18

Equity Residential Development and Lease-Up Projects as of March 31, 2017 (Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Capital Cost	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development:
455 Eye Street	Washington, DC	174	$73,157	$64,636	$64,636	$—	83%	2%	—	Q3 2017	Q2 2018
855 Brannan (formerly 801 Brannan)	San Francisco, CA	449	304,035	236,310	236,310	—	75%	1%	—	Q3 2017	Q1 2019
Helios (formerly 2nd & Pine)	Seattle, WA	398	215,787	197,906	197,906	—	90%	—	—	Q3 2017	Q2 2019
Cascade	Seattle, WA	477	176,378	138,710	138,710	—	79%	2%	—	Q3 2017	Q2 2019
100 K Street	Washington, DC	222	88,023	28,666	28,666	—	11%	—	—	Q4 2018	Q4 2019

Projects Under Development		1,720	857,380	666,228	666,228	—

Completed Not Stabilized (1):
340 Fremont (formerly Rincon Hill)	San Francisco, CA	348	292,054	289,644	—	—		94%	90%	Completed	Q2 2017
One Henry Adams	San Francisco, CA	241	172,337	166,244	—	—		50%	44%	Completed	Q4 2017
Altitude (formerly Village at Howard Hughes)	Los Angeles, CA	545	193,231	191,955	—	—		65%	63%	Completed	Q1 2018
The Alton (formerly Millikan)	Irvine, CA	344	108,681	105,027	—	—		48%	43%	Completed	Q1 2018

Projects Completed Not Stabilized		1,478	766,303	752,870	—	—

Completed and Stabilized During the Quarter:
Potrero 1010	San Francisco, CA	453	223,009	222,720	—	—		97%	96%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter		453	223,009	222,720	—	—

Total Development Projects		3,651	$1,846,692	$1,641,818	$666,228	$—

Land Held for Development		N/A	N/A	$109,136	$109,136	$—

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS							Total Capital Cost	Q1 2017 NOI
Projects Under Development							$857,380	$(89)
Completed Not Stabilized							766,303	5,739
Completed and Stabilized During the Quarter							223,009	4,032
Total Development NOI Contribution							$1,846,692	$9,682

Note: All development projects listed are wholly owned by the Company.

(1)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

1st Quarter 2017 Earnings Release	19

Equity Residential

Repairs and Maintenance Expenses and Capital Expenditures to Real Estate

For the Quarter Ended March 31, 2017

(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties	71,000	$20,324	$286	$17,175	$242	$37,499	$528	$18,299	$258	$19,284	$271	$37,583	$529	(8)	$75,082	$1,057

Non-Same Store Properties (6)	5,553	1,290	248	1,049	201	2,339	449	699	134	862	165	1,561	299		3,900	748

Other (7)	—	135		211		346		21		132		153			499

Total	76,553	$21,749		$18,435		$40,184		$19,019		$20,278		$39,297			$79,481

(1)

Total Apartment Units - Excludes 945 unconsolidated apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)

Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.
(4)

Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.  Replacements for same store properties also include $10.8 million spent during the first quarter of 2017 on apartment unit renovations/rehabs (primarily kitchens and baths) on approximately 740 same store apartment units (equating to approximately $14,700 per apartment unit rehabbed) designed to reposition these units for higher rental levels in their respective markets.  During 2017, the Company expects to spend approximately $50.0 million for all unit renovation/rehab costs (primarily on same store properties) at an average cost of $11,000 per apartment unit rehabbed.

(5)

Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Per apartment unit amounts are based on a weighted average of 5,212 apartment units.
(7)	Other - Primarily includes expenditures for properties sold and properties under development.
(8)

The Company estimates that during 2017 it will spend approximately $2,600 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,900 per apartment unit excluding apartment unit renovation/rehab costs.  These estimates include approximately $17.0 million or approximately $250 per apartment unit of additional expenditures for resident focused renovation projects such as common areas and fitness centers in order to remain competitive with the new luxury supply being delivered in many of our markets.

1st Quarter 2017 Earnings Release	20

Equity Residential Normalized EBITDA Reconciliations (Amounts in thousands)

Normalized EBITDA Reconciliations for Page 15

	Trailing Twelve Months		2017	2016
	March 31, 2017	December 31, 2016	Q1	Q4	Q3	Q2	Q1
Net income	$898,214	$4,480,104	$149,941	$302,381	$217,492	$228,400	$3,731,831
Interest expense incurred, net	374,964	482,246	106,210	95,930	86,352	86,472	213,492
Amortization of deferred financing costs	9,535	12,633	2,296	2,633	2,261	2,345	5,394
Depreciation	711,732	705,649	178,968	177,407	179,230	176,127	172,885
Income and other tax expense (benefit) (includes discontinued operations)	1,529	1,625	262	425	426	416	358

EBITDA	1,995,974	5,682,257	437,677	578,776	485,761	493,760	4,123,960

Write-off of pursuit costs (other expenses)	3,359	4,092	715	713	816	1,115	1,448
(Income) loss from investments in unconsolidated entities	(4,832)	(4,801)	1,073	1,045	(7,750)	800	1,104
Net (gain) loss on sales of land parcels	(23,202)	(15,731)	(19,193)	28	(4,037)	—	(11,722)
(Gain) loss on sale of investment securities and other investments (interest and other income)	(57,853)	(58,409)	—	7	(3,260)	(54,600)	(556)
Insurance/litigation settlement or reserve income (interest and other income)	(3,555)	(3,228)	(380)	(337)	(1,517)	(1,321)	(53)
Insurance/litigation/environmental settlement or reserve expense (other expenses)	4,561	4,024	293	(5,074)	9,339	3	(244)
Other	1,241	2,839	96	373	337	435	1,694
Net (gain) on sales of discontinued operations	(28)	(43)	—	—	(28)	—	(15)
Net (gain) on sales of real estate properties	(357,283)	(4,044,055)	(36,707)	(173,184)	(90,036)	(57,356)	(3,723,479)
Normalized EBITDA	$1,558,382	$1,566,945	$383,574	$402,347	$389,625	$382,836	$392,137

Balance Sheet Items:	March 31, 2017	December 31, 2016

Total debt	$8,929,925	$8,987,258
Cash and cash equivalents	(42,139)	(77,207)
Mortgage principal reserves/sinking funds	(61,033)	(58,652)
Net debt	$8,826,753	$8,851,399

1st Quarter 2017 Earnings Release	21

Equity Residential
Adjustments from FFO to Normalized FFO
(Amounts in thousands)

	Quarter Ended March 31,
	2017	2016	Variance

Impairment	$—	$—	$—
Asset impairment and valuation allowances	—	—	—

Write-off of pursuit costs (other expenses)	715	1,448	(733)
Write-off of pursuit costs	715	1,448	(733)

Prepayment premiums/penalties (interest expense)	11,698	112,419	(100,721)
Write-off of unamortized deferred financing costs (interest expense)	217	3,099	(2,882)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	389	4,579	(4,190)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	12,304	120,097	(107,793)

Net (gain) on sales of land parcels	(19,193)	(11,722)	(7,471)
(Gain) on sale of investment securities and other investments (interest and other income)	—	(556)	556
(Income) loss from investments in unconsolidated entities ─ non-operating assets	301	301	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(18,892)	(11,977)	(6,915)

Insurance/litigation settlement or reserve income (interest and other income)	(380)	(53)	(327)
Insurance/litigation/environmental settlement or reserve expense (other expenses)	293	(244)	537
Other	96	1,694	(1,598)
Other miscellaneous items	9	1,397	(1,388)

Adjustments from FFO to Normalized FFO	$(5,864)	$110,965	$(116,829)

Note: See pages 24 through 27 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

1st Quarter 2017 Earnings Release	22

Equity Residential Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations, are forward-looking and are consistent with the information provided in the fourth quarter 2016 earnings release.  All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit costs, are not included in the estimates provided on this page. See pages 24 through 27 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

2017 Normalized FFO Guidance (per share diluted)

	Q2 2017	2017
Expected Normalized FFO Per Share	$0.75 to $0.79	$3.05 to $3.15

2017 Same Store Assumptions (see Note below)

Physical occupancy	95.7%
Revenue change	1.0% to 2.25%
Expense change	3.0% to 4.0%
NOI change	0.0% to 2.0%

Note:  Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO per share/Normalized FFO per share.

2017 Transaction Assumptions

Consolidated rental acquisitions	$500.0 million
Consolidated rental dispositions	$500.0 million
Spread between Acquisition Cap Rate and Disposition Yield	75 basis points

2017 Debt Assumptions

Weighted average debt outstanding	$8.8 billion to $9.2 billion
Weighted average interest rate (reduced for capitalized interest)	4.12%
Interest expense, net (on a Normalized FFO basis)	$362.6 million to $379.0 million
Capitalized interest	$23.0 million to $28.0 million

2017 Other Guidance Assumptions

Property management expense	$83.0 million to $85.0 million
General and administrative expense (see Note below)	$50.0 million to $52.0 million
Interest and other income	$0.5 million
Income and other tax expense	$0.5 million to $1.5 million
Debt offerings	$300.0 million to $500.0 million
Equity ATM share offerings	No amounts budgeted
Preferred share offerings	No amounts budgeted
Weighted average Common Shares and Units - Diluted	383.2 million

Note:  Normalized FFO guidance excludes a duplicative charge of approximately $0.4 million, which will be recorded to general and administrative expense, related to the overlap of accounting costs for the Company's current and former executive compensation programs.

1st Quarter 2017 Earnings Release	23

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

This Earnings Release and Supplemental Information includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business.  The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  These non-GAAP financial measures should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from specific operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset.  The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues reflected on a straight-line basis in accordance with GAAP divided by the weighted average occupied apartment units for the reporting period presented.

Debt Covenant Compliance – Our unsecured debt includes certain financial and operating covenants including, among other things, maintenance of certain financial ratios.  These provisions are contained in the indentures applicable to each notes payable or the credit agreement for our line of credit.  The Debt Covenant Compliance ratios that are provided show the Company's compliance with certain covenants governing our public unsecured debt.  These covenants generally reflect our most restrictive financial covenants.  The Company was in compliance with its unsecured debt covenants for all years presented (the ratios should not be used for any other purpose, including without limitation, to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period).

Development Yield – NOI that the Company anticipates receiving in the next 12 months following stabilization less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $50-$150 per apartment unit depending on the type of asset) divided by the Total Capital Cost of the asset.  The weighted average Development Yield for development properties is weighted based on the projected NOI streams and the relative Total Capital Cost for each respective property.

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sale price of the asset.  The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP.  Expected EPS is calculated on a basis consistent with actual EPS.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

Economic Gain – Economic Gain is calculated as the net gain on sales of real estate properties in accordance with GAAP, excluding accumulated depreciation.  The Company generally considers Economic Gain to be an appropriate supplemental measure to net gain on sales of real estate properties in accordance with GAAP because it is one indication of the gross value created by the Company's acquisition, development, rehab, management and ultimate sale of a property and because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold property.  The following table presents a reconciliation of net gain on sales of real estate properties in accordance with GAAP to Economic Gain:

Quarter Ended March 31, 2017

Net Gain on Sales of Real Estate Properties	$36,707
Accumulated Depreciation Gain	(12,773)

Economic Gain	$23,934

1st Quarter 2017 Earnings Release	24

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

Funds From Operations and Normalized Funds From Operations:

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:

•	the impact of any expenses relating to non-operating asset impairment and valuation allowances;
•	pursuit cost write-offs;
•	gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
•	gains and losses on the sales of non-operating assets, including gains and losses from land parcel sales, net of the effect of income tax benefits or expenses; and
•	other miscellaneous items.

Expected Normalized FFO per share is calculated on a basis consistent with actual Normalized FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

1st Quarter 2017 Earnings Release	25

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

The following table presents reconciliations of EPS to FFO per share and Normalized FFO per share for pages 5 and 23 (the expected guidance/projections provided below are based on current expectations and are forward-looking):

	Actual Q1 2017 Per Share	Actual Q1 2016 Per Share	Expected Q2 2017 Per Share	Expected 2017 Per Share
EPS - Diluted	$0.39	$9.76	$0.51 to $0.55	$1.83 to $1.93
Add: Depreciation expense	0.47	0.45	0.47	1.92
Less: Net gain on sales	(0.10)	(9.74)	(0.23)	(0.69)

FFO per share - Diluted	0.76	0.47	0.75 to 0.79	3.06 to 3.16

Asset impairment and valuation allowances	—	—	—	—
Write-off of pursuit costs	—	0.01	—	0.01
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	0.03	0.31	—	0.03
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(0.05)	(0.03)	—	(0.05)
Other miscellaneous items	—	—	—	—

Normalized FFO per share - Diluted	$0.74	$0.76	$0.75 to $0.79	$3.05 to $3.15

Lease-Up NOI – Represents NOI for development properties: (i) in various stages of lease-up; and (ii) where lease-up has been completed but the properties were not stabilized (defined as having achieved 90% occupancy for three consecutive months) for all of the current and comparable periods presented.

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties.  NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance).  The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties.  NOI does not include an allocation of property management expenses either in the current or comparable periods.  Rental income for all leases and operating expense for ground leases (for both same store and non-same store properties) are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI, along with rental income, operating expenses and NOI per the consolidated statements of operations allocated between same store and non-same store results (see page 9):

	Quarter Ended March 31,
	2017	2016
Operating income	$204,371	$216,625
Adjustments:
Fee and asset management revenue	(180)	(2,918)
Property management	22,252	23,495
General and administrative	14,173	16,717
Depreciation	178,968	172,885
Total NOI	$419,584	$426,804
Rental income:
Same store	$560,236	$545,846
Non-same store	43,684	70,319
Total rental income	603,920	616,165
Operating expenses:
Same store	167,316	161,004
Non-same store	17,020	28,357
Total operating expenses	184,336	189,361
NOI:
Same store	392,920	384,842
Non-same store	26,664	41,962
Total NOI	$419,584	$426,804

1st Quarter 2017 Earnings Release	26

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2016 and 2017, plus any properties in lease-up and not stabilized as of January 1, 2016.

Normalized Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") – Represents net income in accordance with GAAP before interest expense, income taxes, depreciation expense and amortization expense and further adjusted for non-comparable items.  Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2016, less properties subsequently sold.  Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

% of Stabilized NOI – Represents budgeted 2017 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

Total Capital Cost – Estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, including land acquisition costs, construction costs, capitalized real estate taxes and insurance, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all in accordance with GAAP.

Total Market Capitalization – The aggregate of the market value of the Company’s outstanding common shares, including restricted shares, the market value of the Company’s operating partnership units outstanding, including restricted units (based on the market value of the Company’s common shares) and the outstanding principal balance of debt.  The Company believes this is a useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common shares trade.  However, because this measure of leverage changes with fluctuations in the Company’s share price, which occur regularly, this measure may change even when the Company’s earnings, interest and debt levels remain stable.

Turnover – Total residential move-outs divided by total residential apartment units, including inter-property and intra-property transfers.

Unencumbered NOI % – Represents NOI generated by consolidated real estate assets unencumbered by outstanding secured debt as a percentage of total NOI generated by all of the Company's consolidated real estate assets.

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties is the compound annual rate of return calculated by the Company based on the timing and amount of: (i) the gross purchase price of the property plus any direct acquisition costs incurred by the Company; (ii) total revenues earned during the Company’s ownership period; (iii) total direct property operating expenses (including real estate taxes and insurance) incurred during the Company’s ownership period; (iv) capital expenditures incurred during the Company’s ownership period; and (v) the gross sales price of the property net of selling costs.  Each of the items (i) through (v) is calculated in accordance with GAAP.

The calculation of the Unlevered IRR does not include an adjustment for the Company’s general and administrative expense, interest expense (including loan assumption costs and other loan-related costs) or property management expense.  Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance.  Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, rehab, management and ultimate sale of a property, before the impact of Company overhead.  The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties.  The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds.

1st Quarter 2017 Earnings Release	27